*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 5, 2020. Meeting Information HNI CORPORATION Meeting Type: Annual Meeting For holders as of: March 6, 2020 Date: May 5, 2020 Time: 10:30 a.m. CDT Location: HNI Corporate Headquarters 600 East Second Street Muscatine, IA 52761 You are receiving this communication because you hold HNI CORPORATION shares in the company named above. 600 EAST SECOND STREET MUSCATINE, IA 52761 This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. E99034-P36529-Z76597

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT WITH FORM 10-K WRAP

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Telephone: Follow the instructions on the proxy card to submit your voting instructions telephonically.

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Miguel Calado 1b. Cheryl Francis 1c. John Hartnett 1d. Dhanusha Sivajee The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratify the Audit Committee's selection of KPMG LLP as the Corporation's independent registered public accounting firm for fiscal year ending January 2, 2021. 3. Advisory vote to approve Named Executive Officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted by your proxies in their discretion. E99036-P36529-Z76597

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